--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                  SCHEDULE 14A
                                   (RULE 14a)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                    ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                 ONE FUND, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                 ONE FUND, INC.
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies: .......

     (2) Aggregate number of securities to which transaction applies: ..........

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ............

     (4) Proposed maximum aggregate value of transaction: ......................

     (5) Total fee paid: .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: ...............................................

     (2) Form, Schedule or Registration Statement No.: .........................

     (3) Filing Party: .........................................................

     (4) Date Filed: ...........................................................

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                                 One Financial Way
                                                 Cincinnati, Ohio 45242

                                                 Post Office Box 371
                                                 Cincinnati, Ohio 45201-0371
                                                 Telephone:  800-578-8078
One Fund(SM)

March 2, 1999

Dear ONE Fund Shareholder:

Enclosed are information and voting instructions from your ONE Fund Board of Directors regarding important proposals related to the International and Global Contrarian Portfolios. A special meeting of the two portfolios' shareholders will be held on April 5 to seek your approval of a new subadvisory agreement and investment policies.

Your Board of Directors believes that both proposals are in your best interests. We recommend that you vote FOR each proposal.

Your vote is important! To avoid extra expenses to ONE Fund, please complete, sign and return the proxy promptly in the envelope provided. No postage is needed if you mail it in the United States. As always, we thank you for your confidence and support.

Sincerely,

/s/JOHN J. PALMER
-----------------
John J. Palmer
President

[OHIO NATIONAL FINANCIAL SERVICES LOGO]

                                 ONE FUND, INC.
                               One Financial Way
                             Montgomery, Ohio 45242

                            ------------------------

                            INTERNATIONAL PORTFOLIO
                          GLOBAL CONTRARIAN PORTFOLIO

                            ------------------------

                       NOTICE OF MEETING OF SHAREHOLDERS

                                                                   April 5, 1999

     A special meeting of the shareholders of the International and Global Contrarian Portfolios of ONE Fund, Inc. will be held in ONE Fund's offices at One Financial Way in Montgomery, Ohio. The meeting will begin at 10:00 a.m. eastern time on April 5, 1999. The reason for the meeting is to act on these proposals:

          1. To approve a new subadvisory agreement for the International and Global Contrarian Portfolios with Federated Global Research Corp.

          2. To approve certain changes in the fundamental investment policies for the International and Global Contrarian Portfolios.

          3. To transact any other business that may properly come before the meeting.

     You are entitled to receive this notice and to vote at the special meeting if you were a shareholder of record of either of these portfolios at the close of business on December 31, 1998.

     FOR THE REASONS GIVEN IN THE ATTACHED PROXY STATEMENT, WE (ONE FUND'S MANAGEMENT AND BOARD OF DIRECTORS) RECOMMEND THAT YOU VOTE FOR THE PROPOSALS.

                                        /s/RONALD L. BENEDICT
                                        ---------------------
                                        Ronald L. Benedict
                                        Secretary

March 2, 1999

                                 ONE FUND, INC.
                               One Financial Way
                             Montgomery, Ohio 45242

                                PROXY STATEMENT

                     SPECIAL MEETING OF SHAREHOLDERS OF THE
                            INTERNATIONAL PORTFOLIO
                          GLOBAL CONTRARIAN PORTFOLIO

                                                                   April 5, 1999

     We (the management and Board of Directors of ONE Fund, Inc.) are soliciting proxies for a special meeting of the shareholders of these two portfolios. The meeting will be held at 10:00 a.m. eastern time on April 5, 1999. We are sending you this proxy statement and its enclosures if you are a shareholder of either of the portfolios. We are mailing the statement on or about March 2, 1999. Each shareholder of record as of the close of business on December 31, 1998 is entitled to one vote for each share owned at that time.

     You may revoke your proxy before the meeting by giving written notice to the Secretary of ONE Fund or by appearing in person at the meeting and notifying the Secretary that you intend to revoke your proxy. Your latest proxy revokes any earlier ones. All proxies that are properly signed and received in time and not revoked will be voted as marked. If you sign and return a proxy but do not show how you want to vote, we will vote it in favor of the proposals. We will vote the interests of any variable contract owners from whom we receive no voting instructions in proportion with the instructions that we do receive before the meeting.

     ONE Fund will pay the printing, mailing and legal costs for soliciting the proxies. The investment adviser, Ohio National Investments, Inc. (the "Adviser") will pay all other costs. The subadviser may reimburse the Fund and the Adviser for some or all of the proxy solicitation expenses. Employees of ONE Fund and the Adviser will not get any extra compensation for soliciting proxies.

     As of December 31, 1998, the number of issued and outstanding shares of the two portfolios were 892,767 for the International Portfolio and 424,096 for the Global Contrarian Portfolio. At that time, The Ohio National Life Insurance Company ("ONLI") was a controlling person of the Global Contrarian Portfolio because ONLI owned 267,042 shares (63.0% of the total) of the portfolio.

SUMMARY OF PROPOSALS

     The purpose of the special meeting is for you to vote on these proposals related to your portfolios:

     1. We have approved a new Subadvisory Agreement between the Adviser and Federated Global Investment Management Corp. ("FGIM") and we are now asking you to approve the agreement.

     2. We have approved certain changes in the portfolio's fundamental investment policies and restrictions and we are now asking you to approve those changes.

     A majority vote of the eligible shareholders of each of the portfolios is required for that issue to be approved by that portfolio. Under the Investment Company Act of 1940 (the "1940 Act"), a majority vote requires at least:

        - 67% of the shares represented at a meeting (by proxy or in person) where more than half of the outstanding shares are represented, or

        - More than half of all the outstanding shares.

     WE RECOMMEND THAT YOU APPROVE THESE PROPOSALS.

                          INVESTMENT ADVISORY SERVICES

     The Adviser is a wholly-owned subsidiary of ONLI. Under the Investment Advisory Agreement between the Adviser and ONE Fund, the Adviser regularly recommends an investment program consistent with ONE Fund's investment policies. Once the Board of Directors approves an investment program, the Adviser implements the program by placing orders for the purchase and sale of securities. The Adviser also provides ONE Fund with office space, necessary clerical personnel (other than those provided by agreements between the Fund and Investors Fiduciary Trust Company (Kansas City, Missouri) which serves as custodian for the two portfolios' assets, and American Data Services, Inc. (Hauppauge, New York) which serves as transfer agent and servicing agent for the
Fund), and services of executive and administrative personnel.

     The Adviser is also the investment adviser to the following additional portfolios of ONE Fund (assets shown as of December 31, 1998):

Money Market..............................................    $18,048,418
Tax-Free Income...........................................      7,398,507
Income....................................................      6,660,793
Income & Growth...........................................     13,721,726
Growth....................................................     11,060,819
Core Growth...............................................      4,529,488
Small Cap.................................................      4,203,019

     Under a Service Agreement among ONE Fund, the Adviser and ONLI, ONLI has agreed to furnish the Adviser, at cost, the research facilities, services and personnel the Adviser may need to perform its duties under the Investment Advisory Agreement. The Adviser has agreed to reimburse ONLI for its expenses in this regard. ONE Fund has not paid to the Adviser, or to any of its affiliates, any compensation for services other than under the Investment Advisory Agreement during the last fiscal year. The address of the Adviser, ONLI and ONE Fund is One Financial Way, Montgomery, Ohio 45242.

     The president of the Adviser is Joseph P. Brom. The Adviser's directors are Mr. Brom, Michael A. Boedeker, Michael D. Stohler and Stephen T. Williams. Messrs. Brom, Boedeker, Stohler and Williams are principally employed as investment officers of ONLI. Messrs. Brom, Boedeker and Williams are also vice presidents of ONE Fund. The Adviser's secretary, Ronald L. Benedict, is also the secretary and a director of ONE Fund. The business address of each of these individuals is One Financial Way, Montgomery, Ohio 45242.

     The Investment Advisory Agreement and Service Agreement were both entered into as of May 1, 1996.

     As compensation for its services, the Adviser receives from ONE Fund annual fees on the basis of each portfolio's average daily net assets during the month for which the fees are paid based on the following schedule:

        - for each of the International and Global Contrarian Portfolios, 0.90% of each Portfolio's daily net assets;

        - for each of the Income, Income & Growth, and Growth Portfolios, 0.50% of the first $100 million, 0.40% of the next $150 million, and 0.30% of average daily net assets over $250 million;

        - for the Money Market Portfolio, 0.30% of the first $100 million, 0.25% of the next $150 million, and 0.20% of average daily net assets over $250 million;

        - for Tax-Free Income Portfolio, 0.60% of the first $100 million, 0.50% of the next $150 million, and 0.40% of average daily net assets over $250 million;

        - for the Core Growth Portfolio, 0.95% of the first $150 million, and 0.80% of average daily net assets over $150 million;

        - for the Small Cap Portfolio, 0.65% of the first $100 million, 0.55% of the next $150 million and 0.45% of average daily net assets over $250 million;

     However, the Adviser is presently waiving 0.15% of its fees from the Money Market, Tax-Free Income, Income, Income & Growth, Growth and Small Cap Portfolios.

     During 1998, the Adviser received $348,562 in fees from ONE Fund.

     Under the Investment Advisory Agreement, ONE Fund authorizes the Adviser to retain sub-advisers for the International, Global Contrarian and Core Growth Portfolios, subject to the approval of ONE Fund's Board of Directors. The Adviser has entered into Sub-Advisory Agreements with sub-advisers, to manage the investment and reinvestment of those Portfolios' assets, subject to supervision by the Adviser. As compensation for their sub-advisory services the Adviser pays:

     - Federated Global Investment Management Corp. ("FGIM") fees at the annual rate of

        - 0.45% of the first $200 million, and 0.40% of average daily net assets in excess of $200 million of the International Portfolio, and

        - 0.75% of the first $100 million, and 0.65% of average daily net assets in excess of $100 million of the Global Contrarian Portfolio; and

     - Pilgrim Baxter & Associates, Ltd. a fee at the annual rate of 0.65% of the first $50 million, 0.60% of the next $100 million, and 0.50% of average daily net assets in excess of $150 million of the Core Growth Portfolio.

     The Investment Advisory Agreement and the Service Agreement were approved by ONE Fund's Board of Directors on January 24, 1996 and the shareholders (except for the Core Growth Portfolio shareholders) on March 28, 1996. The Core Growth shareholders approved those agreements and their Subadvisory Agreement on October 31, 1996. The Board approved the Subadvisory Agreement for the Core Growth Portfolio on August 22, 1996, and the Subadvisory Agreement for the International and Global Contrarian Portfolios on December 9, 1998.

     These agreements will continue in force from year to year if they are approved at least annually by (a) a majority of ONE Fund's directors who are not parties to the agreements or interested persons of any such party, with votes to be cast in person at a meeting called for the purpose of voting on such continuance, and also by (b) a majority of the Board of Directors or by a majority of the outstanding voting securities of each portfolio voting separately.

     The Investment Advisory, Service and Sub-Advisory Agreements may be terminated at any time, without the payment of any penalty, if we give 60 days' written notice to the Adviser or, as to any portfolio, by a vote of the majority of the portfolio's outstanding voting securities. The Investment Advisory Agreement may be terminated by the Adviser on 90 days' written notice to ONE Fund. The Service Agreement may be terminated, without penalty, by the Adviser or ONLI on 90 days' written notice to ONE Fund and the other party. The Sub-Advisory Agreements may be terminated, without penalty, by the Adviser or the sub-adviser on 90 days' written notice to ONE Fund and the other party. An Agreement will automatically terminate if it is assigned.

     In addition to being the investment adviser to ONE Fund, the Adviser is also the investment adviser to Ohio National Fund, Inc. and Dow Target Variable Fund LLC ("Dow Target"). Dow Target did not begin business until January 1999. Ohio National Fund presently consists of the following portfolios:

OHIO NATIONAL FUND PORTFOLIO                             NET ASSETS (12/31/98)
----------------------------                             ---------------------
Equity...............................................        $301,502,088
Money Market.........................................          44,416,893
Bond.................................................          28,496,639
Omni.................................................         216,413,398
International........................................         143,086,292
Capital Appreciation.................................          76,915,652
Small Cap............................................          76,419,799
Global Contrarian....................................          19,881,023
Aggressive Growth....................................          26,611,506
Core Growth..........................................          11,923,888
Growth & Income......................................          54,310,896
S&P 500 Index........................................          96,393,000
Social Awareness.....................................           6,646,823
Strategic Income.....................................           4,029,750
Stellar..............................................           3,613,461
Relative Value.......................................          10,021,424
Small Cap Growth.....................................           2,279,536
High Income Bond.....................................          10,491,455
Equity Income........................................           2,228,912
Blue Chip............................................           2,941,456

     As compensation for its services, the Adviser receives from Ohio National Fund annual fees on the basis of each portfolio's average daily net assets during the month for which the fees are paid based on the following schedule:

        - for each of the Equity, Bond, Omni and Social Awareness Portfolios, 0.60% of the first $100 million, 0.50% of the next $150 million, 0.45% of the next $250 million, 0.40% of the next $500 million, 0.30% of the next $1 billion, and 0.25% of average daily net assets over $2 billion;

        - for the Money Market Portfolio, 0.30% of the first $100 million, 0.25% of the next $150 million, 0.23% of the next $250 million, 0.20% of the next $500 million, and 0.15% of average daily net assets over $1 billion;

        - for each of the International, Global Contrarian, Relative Value, Small Cap Growth and Blue Chip Portfolios, 0.90% of each Portfolio's daily net assets;

        - for each of the Capital Appreciation, Small Cap, Aggressive Growth and Strategic Income Portfolios, 0.80% of each Portfolio's average daily net assets;

        - for the Core Growth Portfolio, 0.95% of the first $150 million, and 0.80% of average daily net assets over $150 million;

        - for the Growth & Income Portfolio, 0.85% of the first $200 million, and 0.80% of average daily net assets over $200 million;

        - for the S&P 500 Index Portfolio, 0.40% of the first $100 million, 0.35% of the next $150 million, and 0.33% of average daily net assets over $250 million;

        - for the Stellar Portfolio, 1.00% of that Portfolio's average daily net assets, and

        - for each of the High Income Bond and Equity Income Portfolios, 0.75% of each Portfolio's average daily net assets.

     However, as to the Money Market Portfolio, the Adviser is presently waiving any of its fee in excess of 0.25%, and as to the International Portfolio, the Adviser is presently waiving any of its fee in excess of 0.85%.

     During 1998, the Adviser received $6,567,012 in fees from Ohio National
Fund.

     As compensation for its services to Dow Target, the Adviser receives from Dow Target a fee at an annual rate of 0.60% of the average daily net assets of Dow Target during the month for which the fee is paid. Dow Target first began business in January, 1999.

     As of December 31, 1998, Ronald Benedict, a director of ONE Fund and secretary of both ONE Fund and the Adviser, owned 442 shares of the International Portfolio. On that date, William Hilbert, compliance director and assistant treasurer of both ONE Fund and the Adviser, owned 30 shares of the International Portfolio. Members of management of ONE Fund and the Adviser, as a group, did not own more than 1% of the outstanding shares of any portfolio at that time.

     The Adviser is a wholly-owned subsidiary of the Ohio National Life Insurance Company. Both are located at One Financial Way, Montgomery, Ohio 45242.

     The Adviser's directors are Joseph Brom, Michael Boedeker, Stephen Williams and Michael Stohler. Mr. Brom is the Adviser's president. Each of these individuals is an investment officer of The Ohio National Life Insurance Company. Their business address is One Financial Way, Montgomery, Ohio 45242. Messrs. Brom, Boedeker and Williams are also vice presidents of ONE Fund. Ronald Benedict, a director of ONE Fund, is secretary of both ONE Fund and the Adviser. Dennis Taney is treasurer of both and William Hilbert is compliance director and assistant treasurer of both.

NEW SUBADVISORY AGREEMENT

     From the inception of the International Portfolio in 1993 and the Global Contrarian Portfolio in 1994, until December 31, 1998, Societe Generale Asset Management Corp. ("SGAM") was their subadviser. However, because of the purchase of SGAM by a competitor of ONLI, we believe that SGAM should no longer serve as subadviser. At a special meeting on December 9, 1998, the Board of Directors voted unanimously to terminate the subadvisory agreement with SGAM as of the close of business on December 31, 1998. At that same meeting, the Board of Directors voted unanimously to approve a new subadvisory agreement with FGIM (the "FGIM Agreement") to take effect on January 1, 1999. By its terms, the FGIM Agreement will only continue in effect for more than 120 days if it is approved by your vote.

     Before selecting and recommending FGIM, we researched and received competitive bids from several leading investment advisers specializing in foreign securities. We selected FGIM because of the strength and experience of its professional and support staff, the investment performance of international mutual funds managed by FGIM, and its low subadvisory fees.

     The FGIM Agreement provides for substantially lower subadvisory fees for the International Portfolio than the fees the Adviser paid SGAM. Under the Investment Advisory Agreement, the Adviser is entitled to receive fees from each portfolio at the annual rate of 0.90% of the portfolio's average daily net assets. From this source of income, the Adviser paid SGAM a fee at the annual rate of 0.65% of the average daily net assets of the portfolio. Under the FGIM Agreement, the Adviser pays FGIM at the annual rate of 0.45% of the first $200 million, and 0.40% of any average daily net assets in excess of $200 million for the International Portfolio. The Adviser pays FGIM 0.75% of the first $100 million, and 0.65% of any average daily net assets in excess of $100 million for the Global Contrarian Portfolio. (Both portfolio's total net assets are presently less than $100 million.)

     Because of the substantial reduction in the subadvisory fee that the International Portfolio is paying to FGIM, the Adviser is voluntarily reducing the total of fees paid by that portfolio to 0.85% of average daily net assets. By way of comparison, FGIM receives a fee at the annual rate of 1.00% for managing the assets of its Federated International Equity Funds.

     Other than the FGIM Agreement's different rates for the subadvisory fee, the FGIM Agreement is substantially the same as the SGAM Agreement. A copy of the FGIM Agreement is attached to this proxy statement as Exhibit A.

     FGIM has been managing the portfolios under the terms of the FGIM Agreement since January 1, 1999. If the FGIM Agreement is approved by your vote, it will remain in effect until January 1, 2001. It will only continue in effect after that if it is approved at least annually by (a) the vote, cast in person at a meeting called for that purpose, of a majority of those directors who are not "interested persons" of the Fund or the Adviser (these are called the "independent directors") and also (b) the vote of either a majority of all the directors or the vote of a majority of each portfolio's shareholders.

     FGIM is located at 175 Water Street in New York, NY. It is an indirect wholly-owned subsidiary of Federated Investors, Inc. located at 1001 Liberty Avenue, Pittsburgh, PA. Federated Investors, Inc. is one of the leading mutual fund advisory firms. It formed FGIM in 1995 for the purpose of managing mutual funds and other pooled investment accounts consisting primarily of foreign securities. FGIM presently manages more than $1.5 billion of international assets. Its portfolio managers have an average of 19 years each of investment experience.

     For its fiscal year ended November 30, 1998, the Federated International Equity Fund paid FGIM aggregate investment advisory fees of $2,137,661. FGIM does not waive or reduce any of its fees for managing the Federated International Equity Funds. The Federated International Equity Funds do not use any affiliated brokers for portfolio transactions.

     The portfolio managers of the International and Global Contrarian Portfolios under the FGIM Agreement are Drew J. Collins and Henry A. Frantzen.

     Drew Collins is a senior vice president of FGIM. He has directed portfolio management and investment research for FGIM since its establishment in 1995. For one year prior to that he was vice president and international portfolio manager of Arnhold and S. Bleichroeder, Inc., and for eight years before that he was a portfolio manager for College Retirement Equities Fund. Mr. Collins is a chartered financial analyst with a bachelor's degree from Oberlin College and a master of business administration degree in finance from the Wharton School of the University of Pennsylvania.

     Henry Frantzen is the chief investment officer, international, of FGIM. He joined FGIM as its executive vice president when it was established in 1995. For four years prior to that, he served as chief investment officer of international securities at Brown Brothers Harriman & Co. and for three years before that he was the executive vice president and director of equities at Oppenheimer Management Corporation. He is a financial analyst fellow.

     We recommend that you vote to approve the FGIM Agreement.

INVESTMENT POLICIES

     FGIM intends to manage the International and Global Contrarian Portfolios in a style similar to that of the Federated International Equity Fund and Federated International Equity Fund II. These funds, which are also managed by Drew Collins and Henry Frantzen, have experienced excellent net total returns over the last one- and three-year periods in comparison with other funds in Lipper's "international equity" category of mutual funds. Lipper has ranked both of the Federated funds among the top 10% in their respective categories for these periods. We cannot be assured that the portfolios will duplicate the performance of the Federated International Equity Funds. Past performance does not predict future performance.

     In order to increase investment flexibility and more closely align the portfolios with the investment style of the Federated International Equity Funds, we have approved certain changes in the portfolios' fundamental investment policies and restrictions. These changes must also be approved by your vote.

     The investment objective of the International portfolio is presently defined as "long-term capital growth by investing primarily in common stocks of foreign companies." We recommend that this be changed to "total return on assets by investing primarily in securities of foreign companies."

     The investment objective of the Global Contrarian portfolio is presently defined as "long-term growth of capital by investing in foreign and domestic securities believed to be undervalued or presently out of favor." We recommend that this also be changed to "total return on assets by investing primarily in securities of foreign companies."

     The Global Contrarian portfolio is presently classed as "global." This means that, while at least 25% of its assets will normally be invested in foreign securities, the rest of its assets can be invested in U.S. domestic securities. With the change in policy, the portfolio will be invested primarily in foreign securities; that is, at least 65% (and normally substantially all) of its assets will be invested in foreign companies.

     The Global Contrarian portfolio's investment policy presently calls for the portfolio manager to seek securities perceived to be undervalued or out of favor. This "contrarian" or "value" investment style will no longer be required if the change in investment policy is approved. The portfolio manager will then have the flexibility to seek growth-type securities as well as those considered value-type.

     The proposal to change the investment objectives of the two portfolios from "long-term growth of capital" to "total return on assets" could generate more income to the portfolios instead of capital gains. To that extent, your income tax liability might be increased. However, we do not expect any increase in portfolio income to be substantial.

     We have also amended the nonfundamental investment restrictions and we are recommending changes to the fundamental restrictions for these two portfolios. This will make their restrictions the same as those of other mutual funds managed by FGIM and their Federated affiliates. While certain of the new restrictions are less restrictive than their current counterparts, we do not expect these to result in any additional risk to the portfolios. Management does not intend to leverage either portfolio's assets.

     The fundamental policies can only be changed it approved by your vote. The Board can change nonfundamental policies without your approval. However, we still have to notify you before any material change by the Board takes effect.

     The fundamental investment restrictions for both of the portfolios are now as follows:

          1. invest more than 5% of the value of its total assets in the securities of any one issuer (except U.S. government securities);

          2. purchase more than 10% of the outstanding voting securities of any one issuer;

          3. invest more than 25% of the value of its total assets in any one industry; (For purposes of this restrictions, ONE Fund considers each foreign government to constitute an "industry." ONE Fund interprets the word "bank," as used in this investment restriction, to mean "domestic bank.")

          4. borrow money, except by means of reverse repurchase agreements or, for temporary or emergency purposes, from banks, and the aggregate amount borrowed shall not exceed 5% of the value of the assets of the portfolio (In case of such borrowing, each portfolio may pledge, mortgage or hypothecate up to 5% of its assets);

          5. purchase or sell commodities or commodity contracts except that each portfolio may, for hedging purposes, purchase and sell financial futures contracts and options thereon;

          6. underwrite securities of other issuers except insofar as ONE Fund may be considered an underwriter under the Securities Act of 1933 in selling portfolio securities;

          7. purchase or sell real estate, including limited partnerships, except that each portfolio may invest in securities secured by real estate or interests therein or securities issued by companies which invest in real estate or interests therein (For purposes of this restriction, "real estate" does not include investments in readily marketable notes or other evidence of indebtedness secured by mortgages or deeds of trust relating to real property);

          8. lend money or other assets to other persons, in excess of 5% of a portfolio's total assets, except by the purchase of obligations in which the portfolio is authorized to invest and by entering into repurchase agreements (Portfolio securities may be loaned if collateral values are continuously maintained at no less that 100% by marking to market daily); and

          9. purchase securities of other investment companies, except in connection with a merger, consolidation or reorganization, or except the purchase by any portfolio of the securities of closed-end investment companies if after the purchase: (i) the portfolio does not own more than 3% of the total outstanding voting stock of the other investment company or
     (ii) the value of the securities of all investment companies held by such portfolio does not exceed 10% of the value of the total assets of that portfolio (Purchases of investment company securities will be made (a) only on the open market or through dealers or underwriters receiving the customary sales loads, or (b) as part of a merger, consolidation or plan of reorganization).

     The non-fundamental investment restrictions are now as follows:

          10. invest more than 15% of the value of its assets in securities or other investments, including repurchase agreements maturing in more than seven days, that are not readily marketable;

          11. purchase or sell put or call options, except that each portfolio may, for hedging purposes, (a) write call options traded on a registered national securities exchange if the portfolio owns the underlying securities subject to such options, and purchase call options for the purpose of closing out positions in options it has written; (b) purchase put options on securities owned, and sell such options in order to close its positions in put options; (c) purchase and sell financial futures contracts and options thereon; and (d) purchase and sell financial index options; provided, however, that no option or futures contract shall be purchased or sold if, as a result, more than one-third of the total assets of the portfolio would be hedged by options or futures contracts, and no more than 5% of any portfolio's total assets, at market value, may be used for premiums on open options and initial margin deposits on futures contracts;

          12. sell securities short or purchase securities on margin except such short-term credits as are required to clear transactions;

          13. invest more than 20% of its assets in securities of issuers located in any one foreign country, except that up to an additional 5% of its assets may be invested in securities of issuers located in each of any three of Australia, Canada, France, Germany, Japan or the United Kingdom, or

          14. invest in foreign currency contracts or options except that, in order to hedge against changes in the exchange rates of foreign currencies in relation to the U.S. dollar, each portfolio may engage in forward foreign currency contracts, foreign currency options and foreign currency futures contracts in connection with the purchase, sale or ownership of specific securities (but not more than 5% of a portfolio's assets may be invested in such currency hedging contracts).

     We recommend that you approve the following new fundamental investment policies for both portfolios:

          1. The portfolio will not issue senior securities, except that the portfolio may borrow money directly or through reverse repurchase agreements in amounts not in excess of one-third of the value of its total assets; provided that, while borrowings and reverse repurchase agreements outstanding exceed 5% of the portfolio's total assets, any such borrowings will be repaid before additional investments are made.

          2. The portfolio will not purchase securities if, as a result of such purchase, 25% or more of the portfolio's total assets would be invested in any one industry. However, the portfolio may at any time invest 25% or more of its total assets in cash or cash items and securities issued and/or guaranteed by the U.S. government, its agencies or instrumentalities.

          3. The portfolio will not purchase or sell real estate, although it may invest in securities of companies whose business involves the purchase or sale of real estate or in securities secured by real estate or interests in real estate.

          4. The portfolio will not lend any of its assets, except the portfolio's securities, up to one-third of its total assets. This shall not prevent the portfolio from purchasing or holding corporate or U.S. government bonds, debentures, notes, certificates of indebtedness or other debt securities of an issuer, entering into repurchase agreements, or engaging in other transactions which are permitted by the portfolio's investment objectives and policies.

          5. The portfolio will not underwrite any issue of securities, except as the portfolio may be deemed to be an underwriter under the Securities Act of 1933 in connection with the sale of securities in accordance with its investment objectives, policies, and limitations.

          6. With respect to 75% of its total assets, the portfolio will not purchase the securities of any one issuer (other than cash, cash items, or securities issued and/or guaranteed by the U.S. government, its agencies or instrumentalities, and repurchase agreements collateralized by such securities) if, as a result, more than 5% of its total assets would be invested in the securities of that issuer. Also, the portfolio will not purchase more than 10% of any class of the outstanding voting securities of any one issuer. For these purposes, the portfolio considers common stock and all preferred stock of an issuer each as a single class, regardless of priorities, series, designations, or other differences.

          7. The portfolio will not purchase any securities on margin, but it may obtain such short-term credits as are necessary for clearance of transactions. The deposit or payment by the portfolio of initial or variation margin in connection with financial futures contracts or related options transactions is not considered the purchase of a security on margin.

          8. The portfolio will not purchase or sell commodities, except that the portfolio may purchase and sell financial futures contracts and related options.

     The following new nonfundamental policies have been approved by the Board of Directors:

          9. The portfolio will not pledge, mortgage or hypothecate any assets except to secure permitted borrowings. In those cases, the portfolio may pledge, mortgage or hypothecate assets having a market value not exceeding the lesser of the dollar amounts borrowed or 15% of the value of its total assets at the time of borrowing.

          10. The portfolio will not sell securities short unless during the time the short position is open, the portfolio owns an equal amount of the securities sold or securities readily and freely convertible into or exchangeable, without payment of additional consideration, for securities of the same issue as, and equal in amount to, the securities sold short; and not more than 10% of the portfolio's net assets (taken at current value) is held as collateral for such sales at any one time.

          11. The portfolio will not invest more than 15% of its net assets in illiquid securities, including, among others, repurchase agreements providing for the settlement more than seven days after notice, and certain restricted securities not determined by the Board of Directors to be liquid.

     We recommend that you vote to approve the new investment policies.

SHAREHOLDERS PROPOSALS

     ONE Fund is incorporated under Maryland law which does not require mutual funds to hold annual shareholders meetings. We generally intend to hold a meeting every three years to elect directors. We hold special meetings whenever necessary. Shareholders may have included in the proxy statement for the next shareholders meeting certain proposals for shareholder action to be introduced at the meeting. We must receive notice of any shareholder proposal at least 120 days before the next meeting for the proposal to be included in the proxy solicitation materials for that meeting.

                                                                       EXHIBIT A

                             SUBADVISORY AGREEMENT

     This Subadvisory Agreement (this "Agreement") is entered into as of the first day of January, 1999, by and between OHIO NATIONAL INVESTMENTS, INC., an Ohio corporation(the "Adviser") and FEDERATED GLOBAL RESEARCH CORP., a Delaware corporation ("FGR").

     WHEREAS, the Adviser has entered into advisory agreements dated May 1, 1996, (the "Advisory Agreements") with OHIO NATIONAL FUND, INC. and ONE FUND, INC., Maryland corporations (the "Companies"), pursuant to which the Adviser provides portfolio management services to the INTERNATIONAL PORTFOLIO, and INTERNATIONAL SMALL COMPANY PORTFOLIO (presently designated as the Global Contrarian Portfolio) of Ohio National Fund, Inc. and the INTERNATIONAL PORTFOLIO and GLOBAL CONTRARIAN PORTFOLIO of ONE Fund, Inc. (said Portfolios being referred to herein as the "Funds");

     WHEREAS, the Advisory Agreements provide that the Adviser may delegate any or all of its portfolio management responsibilities under the Advisory Agreements to one or more subadvisers; and

     WHEREAS, the Adviser and the Boards of Directors (the "Board") of the Companies desire to retain FGR to render portfolio management services in the manner and on the terms set forth in this Agreement.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, the Adviser and FGR agree as follows:

          1. Appointment of Subadviser. The Adviser hereby appoints FGR as subadviser for each of the Funds and authorizes FGR, in its discretion and without prior consultation with the Adviser, to buy, sell, lend and otherwise trade in any stocks, bonds, instruments, financial contracts and other investment assets ("Securities") on behalf of the Funds. Subject to the supervision of the Adviser and the Board, FGR will manage the investment operations of the Funds and the composition of the Funds' respective portfolios, including the purchase, retention and disposition of, and exercise of all rights pertaining to, the Securities comprising the Funds. FGR may invest the Funds in such proportions of stocks, bonds, instruments, financial contracts, cash and other investment assets as FGR shall determine, and may dispose of Securities without regard to the length of time the Securities have been held, the resulting rate of portfolio turnover or any tax considerations, provided that all investments shall conform with:

             (a) the Funds' investment objectives, policies, limitations, procedures and guidelines set forth in the documents listed on Schedule 1 to this Agreement;

             (b) any additional objectives, policies or guidelines established by the Adviser or by the Board that have been furnished in writing to FGR;

             (c) the provisions of Section 851 of the Internal Revenue Code ("IRC") applicable to "regulated investment companies";

             (d) the diversification requirements specified in Section 817(h) of the IRC, and the regulations thereunder; and

             (e) the provisions of the Investment Company Act of 1940 (the "1940 Act") and the rules and regulations thereunder applicable to the Funds.

          2. Representations and Warranties.

             (a) FGR hereby represents and warrants to the Adviser that: (i) it is a corporation duly formed and validly existing under the laws of Delaware, (ii) it is duly authorized to execute and deliver this Agreement and to perform its obligations hereunder and has taken all necessary action to authorize such execution, delivery and performance,
        (iii) it is registered with the Securities and Exchange Commission ("SEC") as an investment adviser under the Investment Advisers Act of 1940 (the "Advisers Act") and is registered or licensed as an investment adviser under the laws of all jurisdictions in which its activities require it to be so registered or licensed, except where the failure to be so licensed would not have a material adverse effect on its business and (iv) it has furnished to the Adviser true and complete copies of all the documents listed on Schedule 2 to this Agreement.

             (b) The Adviser hereby represents and warrants to FGR that: (i) it is a corporation duly formed and validly existing under the laws of Ohio, (ii) it is duly authorized to execute and deliver this Agreement and to perform its obligations hereunder and has taken all necessary action to authorize such execution, delivery and performance, (iii) it is registered with the SEC as an investment adviser under the Advisers Act and is registered or licensed as an investment adviser under the laws of all jurisdictions in which its activities require it to be so registered or licensed, except where the failure to be so licensed would not have a material adverse effect on its business and (iv) it has furnished to FGR true and complete copies of all the documents listed on
        Schedule 1 to this Agreement.

          3. Information and Reports.

             (a) The Adviser will promptly notify FGR of any material change in any of the documents listed on Schedule 1 to this Agreement and will provide FGR with copies of any such modified document. The Adviser will also provide FGR with a list, to the best of the Adviser's knowledge, of all affiliated persons of Adviser (and any affiliated person of such an affiliated person) and will promptly update the list whenever the Adviser becomes aware of any additional affiliated persons.

             (b) FGR will maintain books and records relating to its management of the Funds under its customary procedures and in compliance with applicable regulations under the 1940 Act and the Advisers Act. All such records pertaining to the Funds shall be the property of the Companies and FGR will permit the Adviser, the Companies and the SEC to inspect such books and records at all reasonable times during normal business hours, upon reasonable notice. Prior to each Board meeting, FGR will provide the Adviser and the Board with reports regarding its management of the Funds during the interim period, in such form as may be mutually agreed upon by FGR and the Adviser. FGR will also provide the Adviser with any information regarding its management of the Fund required for any shareholder report, amended registration statement or prospectus supplement filed by the Company with the SEC.

          4. Conditions to Agreement. FGR's and the Adviser's obligations under this Agreement are subject to the satisfaction of the following conditions precedent:

             (a) Receipt by FGR of a certificate of an officer of each of the Companies stating that (i) this Agreement and the Advisory Agreement have been approved by the vote of a majority of the directors, who are not interested persons of FGR or the Adviser, cast in person at a meeting of the Board called for the purpose of voting on such approval, and (ii) this Agreement and the Advisory Agreement have been approved by the vote of a majority of the outstanding voting securities of each of the Funds;

             (b) Receipt by FGR of certified copies of instructions from the Companies to their custodian designating the persons specified by FGR as "Authorized Persons" under each Company's custody agreement;

             (c) The Companies' execution and delivery of limited powers of attorney in favor of FGR, in a form mutually agreeable to FGR, the Adviser and the Board;

             (d) Receipt by FGR of Board resolutions, certified by an officer of each Company, adopting all procedures and guidelines required by any exemptive order listed on Schedule 2 to this Agreement; and

             (e) Any other documents, certificates or other instruments that FGR or the Adviser may reasonable request from either Company.

          5. Compensation. For the services provided under this Agreement, the Adviser will pay to FGR a fee at an annual rate of 0.40% of the first $200 million and 0.35% of each of the International Portfolios' average daily net assets in excess of $200 million, and 0.75% of the first $100 million and 0.65% of the Global Contrarian and International Small Company Portfolios' average daily net assets in excess of $100 million. Such fees will accrue daily and will be paid monthly. If this Agreement is effective for only a portion of a month, the fees will be prorated for the portion of such month during which this Agreement is in effect.

          6. Allocation of Transactions and Brokerage.

             (a) To the extent consistent with applicable law, FGR may aggregate purchase or sell orders for each of the Funds with contemporaneous purchase or sell orders of the other Funds or of other clients of FGR or its affiliated persons. In such event, allocation of the Securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by FGR in the manner FGR considers to be the most equitable and consistent with its and its affiliates' fiduciary obligations to the Funds and to such other clients. The Adviser hereby acknowledges that such aggregation of orders may not result in a more favorable price or lower brokerage commissions in all instances.

             (b) FGR will place purchase and sell orders for the Funds with or through such banks, brokers, dealers, futures commission merchants or other firms dealing in Securities ("Brokers") as it determines, which may include Brokers that are affiliated persons of FGR, provided such orders are exempt from the provisions of Section 17(a), (d) and (e) of the 1940 Act. FGR will use its best efforts to obtain execution of transactions for the Funds at prices which are advantageous to the Funds and at commission rates that are reasonable in relation to the services received. FGR may, however, select Brokers on the basis that they provide brokerage or research services or research products to the Funds and/or other advisory clients of FGR and its affiliated investment advisers as to which FGR and those affiliated investment advisers exercise investment discretion. In selecting Brokers, FGR may also consider the reliability, integrity and financial condition of the Broker, and the size of and difficulty in executing the order.

             (c) To the extent consistent with applicable law, and subject to review by the Board, FGR may pay a Broker an amount of commission for effecting a Securities transaction in excess of the amount of commission or dealer spread another Broker would have charged for effecting that transaction, if FGR determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research products and/or research services provided by such Broker to the Funds and/or other clients of FGR and its affiliated investment advisers as to which FGR and those affiliated investment advisers exercise investment discretion. This determination, with respect to brokerage and research services or research products, may be viewed in terms of either that particular transaction or the overall responsibilities which FGR and its affiliates have with respect to the Funds or their other clients as to which FGR and its affiliates exercise investment discretion, and may include services or products that FGR does not use in managing the Funds.

          7. Nonexclusive Agreement. The investment management services provided by FGR hereunder are not to be deemed to be exclusive, and FGR shall be free to render similar services to other advisers, investment companies, and other types of clients.

          8. Limitation of Liability. In the absence of willful misfeasance, bad faith or gross negligence on the part of FGR, or of reckless disregard by FGR of its obligations and duties hereunder, FGR, shall not be subject to any liability to the Adviser, the Funds, the Companies, any shareholder of the Funds, or to any person, firm or organization. Subject to the above-stated standard of care, FGR shall be liable for any taxes or tax penalties incurred by a Fund for any failure of a Fund to qualify as a regulated investment company under Section 851 of the IRC as a result of FGR's management of the Funds. The Adviser, the Companies and the Funds are hereby expressly put on notice of the limitation of liability as set forth in the Certificate of Incorporation of FGR and each agrees that the obligations assumed by FGR pursuant to this Agreement will be limited in any case to FGR and its assets and the Adviser, the Companies and the Funds shall not seek satisfaction of any such obligations from the shareholders of FGR, the trustees of FGR, officers, employees or agents of FGR, or any of them.

     FGR shall have no liability for any investment losses incurred by the Funds or arising from transactions by the Funds prior to the effective date of this Agreement.

     The Adviser, the Companies and the Funds hereby acknowledge that FGR is not responsible for foreign custody registration or foreign custody.

          9. Pricing. The Adviser, the Companies and the Funds hereby acknowledge that FGR is not responsible for pricing portfolio Securities, and that the Adviser, the Companies, the Funds and FGR will rely on the pricing agent chosen by the Board for prices of Securities, for any purposes.

          10. Limited Power of Attorney. Subject to any other written instructions of the Adviser or the Companies, FGR is hereby appointed the Companies' agent and attorney-in-fact for the limited purposes of executing account documentation, agreements, contracts and other documents as FGR shall be requested by brokers, dealers, counter parties and other persons in connection with its management of the Funds' assets. The Adviser and the Companies hereby ratify and confirm as good and effectual, at law or in equity, all that FGR and its officers and employees, may do in its capacity as attorney-in-fact. However, nothing herein shall be construed as imposing a duty on FGR to act or assume responsibility for any matters in its capacity as attorney-in-fact for the Companies. Any person, partnership, corporation or other legal entity dealing with FGR in its capacity as attorney-in-fact hereunder for the Companies is hereby expressly put on notice that FGR is acting solely in the capacity as an agent of the Companies and that any such person, partnership, corporation or other legal entity must look solely to the Companies for enforcement of any claim against the Companies as FGR assumes no personal liability whatsoever for obligations of the Companies entered into by FGR in its capacity as attorney-in-fact for the Companies. FGR agrees to provide the Adviser and the Companies with copies of any such agreements executed on behalf of the Companies.

          11. Term. This Agreement shall begin as of the date first above written and, provided that it shall have been approved by a majority vote of the voting securities of each of the Funds not more than one hundred and twenty days after the effective date hereof, this Agreement shall continue in effect for a period of two years from the date hereof and thereafter for successive periods of one year, subject to the provisions for termination and all of the other terms and conditions hereof if such continuance is specifically approved at least annually in conformity with the requirements of the 1940 Act; provided, however, that this Agreement may be terminated by one or more of the Funds at any time, without the payment of any penalty, by the Board or by vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of one or more of the Funds, or by the Adviser or FGR at any time, without the payment of any penalty, on not more than 60 days' nor less that 30 days' written notice to the other party. This Agreement will terminate automatically as to any Fund in the event of its assignment (as defined in the 1940 Act) or upon the termination of the Adviser's Advisory Agreement as to that Fund.

          12. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

          13. Governing Law and Construction. This Agreement will be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania. Any terms defined in 1940 Act, and not otherwise defined in this Agreement, are used with the same meaning in this Agreement.

          14. Use of FGR's Name. FGR hereby agrees that the Adviser, the Companies, their affiliated broker-dealers and affiliated life insurance companies may use FGR's name and logo in advertising and marketing materials for the Companies and any variable insurance products through which one or more of the Funds may be offered as funding vehicles, provided, that FGR has reviewed and approved any such materials prior to their use.

          15. Miscellaneous. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be signed on their behalf by their duly authorized officers to be effective as of the dates written below.

FOR OHIO NATIONAL INVESTMENTS, INC.:            FOR FEDERATED GLOBAL RESEARCH CORP.:

/s/ JOSEPH P. BROM                              /s/ HENRY FRANTZEN
--------------------------------------------    --------------------------------------------
Joseph P. Brom, President                       Henry Frantzen
                                                Chief Financial Officer, International

Date:                                           Date:

December 29, 1998                               December 28, 1998
--------------------------------------------    --------------------------------------------

Accepted and Agreed by                          Accepted and Agreed by
OHIO NATIONAL FUND, INC.:                       ONE FUND, INC.:

/s/ JOHN J. PALMER                              /s/ JOHN J. PALMER
--------------------------------------------    --------------------------------------------
John J. Palmer, President                       John J. Palmer, President

Date:                                           Date:

January 4, 1999                                 January 4, 1999
--------------------------------------------    --------------------------------------------

                                     PROXY

                                 ONE FUND, INC.

     I (we) acknowledge receipt of a copy of the Notice of Shareholders' Meeting, Proxy Statement and semi-annual report. I (we) appoint each of Ronald
L. Benedict and John J. Palmer to be my (our) proxies and attorneys with full power of substitution and revocation to vote my (our) ONE Fund, Inc. shares at the special meeting of shareholders to be held on April 5, 1999 (and at any adjournments of that meeting) as specified below, and in accordance with their best judgment on any other business that may properly come before the meeting. THIS PROXY RELATES TO A SOLICITATION BY THE BOARD OF DIRECTORS.

--------------------------------------------------------------------------------

     You may check ONE of these boxes instead of voting on each of the numbered items below:

           For  or   Against  or   Abstain on all the Board of Directors Recommendations
           [ ]       [ ]           [ ]
-----------------------------------------------------------------------------------------------
1. To approve the new Subadvisory Agreement with Federated Global Investment Management Corp.:
   a.      For  or   Against  or   Abstain as to the International Portfolio
           [ ]       N             N

   b.      For  or   Against  or   Abstain as to the Global Contrarian Portfolio
           [ ]       [ ]           [ ]
-----------------------------------------------------------------------------------------------

2. To approve new fundamental investment policies:

   a.      For  or   Against  or   Abstain as to the International Portfolio
           [ ]       [ ]           [ ]

   b.      For  or   Against  or   Abstain as to the Global Contrarian Portfolio
           [ ]       [ ]           [ ]
-----------------------------------------------------------------------------------------------

Dated: --------------- , 1999          -----------------------------------------------------------
                                       Signature of Shareholder(s)

     Please sign your name as it appears on the back of this form. If signing for an estate, trust or corporation, state your title or capacity. If joint owners, each should sign. Your shares will be voted in accordance with your directions. PLEASE RETURN THIS PROXY IN THE ENVELOPE PROVIDED.